REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of TCW Funds, Inc.
Los Angeles, California

In planning and performing our audits of the financial statements of TCW Funds, Inc. (the "Company"), including the TCW Concentrated Value, TCW Conservative Allocation
Fund, TCW Growth Equities Fund, TCW Relative Value Dividend
Appreciation Fund (formerly TCW Dividend Focused Fund), TCW
Relative Value Large Cap Fund, TCW Relative Value Mid Cap
Fund (formerly TCW Value Opportunities Fund), TCW Select
Equities Fund, TCW Small Cap Growth Fund, TCW SMID Cap
Growth Fund, TCW Core Fixed Income Fund, TCW Global Bond
Fund, TCW High Yield Bond Fund, TCW Short Term Bond Fund,
TCW Total Return Bond Fund, TCW Emerging Markets Income
Fund, TCW Emerging Markets Local Currency Income Fund, TCW
Emerging Markets Multi-Asset Opportunities Fund, TCW
International Growth Fund, and TCW International Small Cap
Fund, and the consolidated financial statements of the TCW
Enhanced Commodity Strategy Fund, as of and for the periods ended October 31, 2014 in accordance with the standards of the Public Company Accounting Oversight Board (United
States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Company is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Company's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Company's internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of October 31, 2014.

This report is intended solely for the information and use of management and the Board of Directors of TCW Funds, Inc.
and the Securities and Exchange Commission and is not intended to be, and should not be, used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Los Angeles, California
December 17, 2014






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